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                                                                     Exhibit 5.1

                           PILLSBURY MADISON & SUTRO
                             235 Montgomery Street
                            San Francisco, CA 94120
                                (415) 983-1000

                                   March 10, 1995


Chevron Corporation
225 Bush Street
San Francisco, CA 94104

Chevron Transport Corporation
Chevron House, 11 Church Street
Hamilton, HM 11 Bermuda


     Re:  Chevron Corporation and Chevron Transport Corporation
          Registration Statement on Form S-3 (File No. 33-56373)


Ladies and Gentlemen:

          In connection with the registration under the Securities Act of 1933 by Chevron Corporation and Chevron Transport Corporation (the "Companies") pursuant to the above-referenced Registration Statement (the "Registration Statement") of the Chevron Obligations (as defined in the Registration Statement), we advise you that in our opinion, when each Initial Charter (as defined in the Registration Statement) is duly authorized, executed and delivered by the related Owner (as defined in the Registration Statement), the Chevron Obligations will be binding obligations of Chevron Transport and Chevron, respectively.

          We hereby consent to the use of this opinion in connection with the filing of the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the related Prospectus.


                              Very truly yours,


                              /s/ PILLSBURY MADISON & SUTRO

                              PILLSBURY MADISON & SUTRO